UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2009

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-25837	36-2681268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Wacker Drive, Suite 4200, Chicago, IL	60606-6303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 496-1200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On January 13, 2009, the Company’s Board of Directors approved a targeted restructuring plan to reduce overall costs and improve efficiencies in the Company’s operations. The restructuring includes plans to reduce the Company’s global workforce by approximately 12 percent, resulting in expected savings of approximately $31 million over twelve months. Notifications to impacted employees occurred on January 15th. Other actions to be taken include the implementation of a temporary worldwide pay freeze, limitations on overtime for support staff and limitations discretionary travel. In addition, the Company intends to cut real estate expenses and support costs by closing or consolidating a still undetermined number of its U.S. offices.

Based on the analysis done to date, the Company currently expects to recognize approximately $20 million in pre-tax restructuring and impairment costs. Substantially all the charges will result in future cash expenditures.

The restructuring plan reflects the Company’s intention only and the exact timing of these charges and cash outflows, as well as the estimated cost ranges by category type, has not been finalized. This information will be subject to the finalization of timetables for implementation of the plan, and – in the case of the contemplated workforce reductions – consultation with employees and their representatives as well as the statutory severance requirements of the particular legal jurisdictions impacted. Hence, the amount and timing of the actual charges may vary due to a variety of factors.

To the extent required by applicable rules, the Company will amend this Current Report on Form 8-K as details of the restructuring plan are refined and estimates of related costs and charges are finalized.

Forward-Looking Statements

This Item 2.05 contains forward-looking statements. The forward-looking statements relate to our planned restructuring activities and include our current estimates of the scope, timing and cost of those activities, as well as the expected expense savings resulting from the restructuring and other activities. These forward-looking statements involve risks and uncertainties that could cause our results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, the risk of additional costs and delays associated with compliance with U.S. and international labor and other laws, the risk that a further decline in general economic conditions and/or unforeseen changes in the strength of our clients’ businesses and demand for services will require changes to the planned restructuring, and the risk that we are not able to realize the savings expected from the restructuring activities. In addition, other risks that we face in running our operations include the ability to execute successfully through business cycles while it continues to implement cost reductions; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; the risk that our cost-cutting initiatives will impair our ability to our ability to attract and retain qualified executive search and leadership advisory consultants; other risks detailed in our filings with the Securities and Exchange Commission. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 7.01	Regulation FD Disclosure

On January 15, 2009 Heidrick & Struggles International, Inc. issued a press release announcing its restructuring plan. The press release also discusses the Company’s plan to aggressively focus on Leadership Advisory Services. A copy of the press release is attached as Exhibit 99.1 to this Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits:

Exhibit Number	Description
99.1	Company Press Release dated January 15, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2009

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

By:	/s/ K. Steven Blake
K. Steven Blake, Executive Vice President,
General Counsel and Secretary